Dryden Index Series Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         						May 24, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    Re: Dryden Index Series Fund
                                     File No. 811-06677


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form
N-SAR for Dryden Index Series Fund for
the semi-annual period ended March 31, 2004. The Form N-SAR was filed using the EDGAR system.



                                                     Very truly yours,



                                         /s/ Marguerite E.H. Morrison
                                             Marguerite E.H. Morrison
                                                  Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 24th day of May, 2004.







Dryden Index Series Fund






Witness: /s/ Marguerite E.H. Morrison		By:/s/ Grace C. Torres
            Marguerite E.H. Morrison  	      	       Grace C. Torres
            Assistant Secretary				     Treasurer





























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